QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	December 11, 2003 (December 11, 2003)

HARRAH'S ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	1-10410 (Commission File Number)	62-1411755 (I.R.S. Employer Identification No.)
ONE HARRAH'S COURT LAS VEGAS, NEVADA (Address of Principal Executive Offices)	89119 (Zip Code)
(702) 407-6000 (Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS

        On December 11, 2003, Harrah's Operating Company, Inc. completed the sale of $500 million of its 5.375 percent Senior Notes due 2013. The Notes were guaranteed by Harrah's Entertainment, Inc. Proceeds from the sale of the notes will be used to retire or otherwise reduce outstanding debt and for general corporate purposes.

        The notes were issued in a private placement under Rule 144A of the Securities Act of 1933, as amended (the "Securities Act"), to qualified institutional buyers and to investors in transactions exempt from registration under Regulation S under the Securities Act. The notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRAH'S ENTERTAINMENT, INC.
Date: December 11, 2003	By:	/s/ SCOTT E. WIEGAND Name: Scott E. Wiegand Title: Vice President and Corporate Secretary

QuickLinks

SIGNATURE